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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  April 11, 2000
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                                DDi CAPITAL CORP.
                          DYNAMIC DETAILS, INCORPORATED
              (Exact Name of Registrants as Specified in Charters)

                                    333-41187                   33-0780382
         CALIFORNIA                 333-41211                   33-0779123
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      (State or Other             (Commission                (I.R.S. Employer
Jurisdiction of Incorporation)   File Numbers)             Identification Nos.)


              1230 Simon Circle, Anaheim, California       92806
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             (Address of Principal Executive Offices)   (Zip Code)



      Registrants' Telephone Number, including Area Code:  (714) 688-7200
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ITEM 5.  OTHER EVENTS

Amendment No. 5 to Form S-1 Registration Statement Filed by DDi Corp. On April 11, 2000, DDi Corp., the ultimate parent of the registrant, filed a fifth amendment to its S-1 registration statement with the Securities and Exchange Commission relating to the initial public offering of its common stock. DDi Corp. intends to use approximately $24.7 million of the net proceeds from the offering to redeem a portion of the 12 1/2 % senior discount notes issued by DDi Capital Corp., or a portion of the 13 1/2 % senior discount notes issued by DDi Intermediate Holdings Corp., and to pay associated redemption premiums and accrued and unpaid interest thereon, or to repurchase those notes on the open market.

Press Release of Dynamic Details Incorporated. Reference is made to a press release of registrant Dynamic Details, Incorporated dated April 11, 2000 announcing the initial public offering at $14 per share of the common stock of its ultimate parent, DDi Corp. Such news release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

DDi Corp. owns 100% of the capital stock of DDi Intermediate Holdings Corp., which in turn owns 100% of the capital stock of registrant DDi Capital Corp. Registrant Dynamic Details, Incorporated is a wholly owned subsidiary of registrant DDi Capital Corp.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits.
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     99.1   Press Release dated April 11, 2000 of Dynamic Details, Incorporated.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Anaheim, state of California, on this 11th day of April, 2000.



                              DDI CAPITAL CORP.


                              By:        /s/ Joseph P. Gisch
                                  -----------------------------------
                                  Name: Joseph P. Gisch
                                  Title: Chief Financial Officer




                              DYNAMIC DETAILS, INCORPORATED


                              By:        /s/ Joseph P. Gisch
                                  -----------------------------------
                                  Name: Joseph P. Gisch
                                  Title: Chief Financial Officer





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